Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Series Trust II

In planning and performing our audit
of the financial statements of Pioneer
Series Trust II as of and for the year
ended December 31, 2005, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered its internal control over
financial reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of Pioneer
Series Trust II?s internal control over
financial reporting.  Accordingly, we
express no such opinion.

The management of Pioneer Series
Trust II is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects the company?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Pioneer Series
Trust II?s internal control over
financial reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
Pioneer Series Trust II?s internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the
information and use of management
and the Board of Trustees of Pioneer
Series Trust II and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.





Boston, Massachusetts
February 10, 2006